                                                                   EXHIBIT 10.20

                             PX Holding Corporation
                               35 East 62nd Street
                            New York, New York 10021

                                                                  March 30, 2006

Panavision Inc.
c/o Mr. Ross G. Landsbaum
Executive Vice President and Chief Financial Officer
6219 De Soto Avenue
Woodland Hills, California 91367

Gentlemen:

     PX Holding Corporation, a Delaware corporation ("PX Holding"), and
Panavision Inc., a Delaware corporation ("Panavision"), hereby agree that
Panavision will (i) pay to PX Holding (A) $1,022,608 in cash in respect of all accrued and unpaid interest as of the date hereof under the Senior Subordinated
Term Loan Agreement, dated as of December 1, 2005 (the "Loan Agreement"), between Panavision and PX Holding and (B) $15,000,000 million in cash in respect of a portion of the principal amount due and owing by Panavision under the Loan
Agreement and (ii) issue to PX Holding, and PX Holding will acquire, 49,792 shares (the "Preferred Shares") of Series F Cumulative Pay-In-Kind Mandatorily
Redeemable Preferred Stock, par value $.01 per share ("Preferred Stock"), of
Panavision, collectively in exchange for the retirement of all amounts due and owing (as of the date hereof, being $65,814,608 million (the "Outstanding
Amount") (which amount includes principal and accrued and unpaid interest)) by, and release of all liabilities of, Panavision to PX Holding under, and the termination of, the Loan Agreement.

     The Preferred Stock will have the powers, preferences and rights set forth in the Certificate of Designations, Powers, Preferences and Rights (the
"Certificate of Designations") attached hereto as Exhibit A. Shares of Preferred
Stock shall be Registrable Securities for the purposes of the Registration
Rights Agreement, dated as of December 3, 2002, between Panavision and PX
Holding.

     The parties hereto agree that the transactions contemplated by this letter agreement (this "Letter Agreement") are conditioned upon the closing of the transactions contemplated by the First Lien Credit Agreement, dated as of March
30, 2006, among Panavision, the lenders party thereto and Credit Suisse, as
Administrative Agent and Collateral Agent, and the Second Lien Credit Agreement,
dated as of March 30, 2006, among Panavision, the lenders party thereto and
Credit Suisse, as Administrative Agent and Collateral Agent.

     In connection with the transactions contemplated by this Letter Agreement
(this "Letter Agreement"), PX Holding represents and warrants that:

1.   PX Holding is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

2.   None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by PX Holding will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of PX Holding, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which PX Holding is a party or by which PX Holding or any of its property is bound or to which it is subject;

3.   PX Holding has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter
     Agreement and the execution, delivery and performance by PX Holding of this
     Letter Agreement has been duly authorized;

4.   This Letter Agreement has been duly and validly executed and delivered by
     PX Holding and constitutes the legal, valid and binding obligation of PX
     Holding, enforceable against PX Holding in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity
     (regardless of whether such enforceability is considered in a proceeding in equity or at law);

5.   PX Holding is acquiring the Preferred Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Preferred Shares.
     PX Holding agrees that the Preferred Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Securities
     Act"), and qualification under any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and qualification under such laws; and

6.   PX Holding is an "accredited investor" as that term is defined in
     Regulation D promulgated under the Securities Act.

     In connection with the transactions contemplated by this Letter Agreement,
Panavision represents and warrants that:

1.   Panavision is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

2.   None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated (including, but not limited to the issuance and sale of the Preferred Shares) or compliance with the terms and conditions hereof by Panavision will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of Panavision, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Panavision is a party or by which Panavision or any of its property is bound or to which it is subject;

5.   Panavision has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter
     Agreement and the execution, delivery and performance by Panavision of this
     Letter Agreement has been duly authorized;

6.   This Letter Agreement has been duly and validly executed and delivered by
     Panavision and constitutes the legal, valid and binding obligation of
     Panavision, enforceable against Panavision in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity
     (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

7.   The Preferred Shares being issued pursuant to this Letter Agreement have been duly authorized by all necessary corporate action on the part of
     Panavision, and the Preferred Shares being issued pursuant to this Letter
     Agreement will be validly issued, fully paid and nonassessable, will have the powers, preferences and rights set forth in the Certificate of
     Designations, will be free and clear of all Encumbrances (as defined below)
     whatsoever, except for restrictions on transfer imposed by the Securities
     Act, or state securities laws, and the issuance of such shares is not subject to preemptive or subscription rights of any stockholder of
     Panavision. As used in this Letter Agreement, the term "Encumbrances" means any and all liens, charges, security interests, options, claims, mortgages, pledges, or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

     Upon the delivery of $16,022,608 in cash and the Preferred Shares, in exchange for retirement of the Outstanding Amount and the termination of the
Loan Agreement, PX Holding and Panavision shall execute and deliver a cross receipt in the form attached hereto as Exhibit B. PX Holding and Panavision agree that, with respect to the exchange (the "Exchange") of the Preferred
Shares for $49,792,000 of outstanding

principal (the "Remaining Principal") under the Loan Agreement, the Preferred
Shares are equal in value to the Remaining Principal, and accordingly shall treat the Exchange as governed by Section 108(e)(8) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that if it is determined that the value of the Preferred Shares is not at least equal to the Remaining
Principal, any excess of the Remaining Principal over such value shall be treated by PX Holding and Panavision as a contribution by PX Holding to the capital of Panavision as governed by Section 108(e)(6) of the Code.

     This Letter Agreement shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflicts of law principles thereof.

     This Letter Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                            [signature pages follow]

     If you are in agreement with the foregoing, please so indicate by signing the enclosed duplicate copy of this Letter Agreement.

                                      PX HOLDING CORPORATION

                                      By: /s/ Todd J. Slotkin
                                          --------------------------
                                      Name:  Todd J. Slotkin
                                      Title: Executive Vice President and Chief
                                             Financial Officer

                                      ACCEPTED AND AGREED TO:

                                      PANAVISION INC.

                                      By: /s/ Ross G. Landsbaum
                                          ----------------------------
                                      Name:  Ross G. Landsbaum
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                                                       EXHIBIT A
                                                                       ---------

                                  See Attached

                                                                       EXHIBIT B
                                                                       ---------

                                  CROSS RECEIPT

     Reference is made to that certain Letter Agreement (the "Letter
Agreement"), dated as of March 30, 2006, between PX Holding Corporation, a
Delaware corporation ("PX Holding"), and Panavision Inc., a Delaware corporation
("Panavision").

     Panavision hereby acknowledges the retirement of all amounts (including principal and interest) due and owing by Panavision to PX Holding under, and the termination of, the Senior Subordinated Term Loan Agreement, dated as of
December 1, 2005, between Panavision and PX Holding, in satisfaction of PX
Holding's obligations under the Letter Agreement.

                                             PANAVISION INC.

                                             By: /s/ Ross G. Landsbaum
                                                 -------------------------------
                                             Name:  Ross G. Landsbaum
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

     PX Holding hereby acknowledges delivery of (i) $16,022,608 in cash and (ii)
49,792 shares of Series F Cumulative Pay-In-Kind Mandatorily Redeemable
Preferred Stock, par value $.01 per share, of Panavision, in satisfaction of
Panavision's obligations under the Letter Agreement.

                                       PX HOLDING CORPORATION

                                       By: /s/ Todd J. Slotkin
                                           -----------------------------
                                       Name:  Todd J. Slotkin
                                       Title: Executive Vice President and Chief
                                              Financial Officer